Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Constellation Energy Corporation of our report dated February 27, 2024 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Constellation Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
June 25, 2024